UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 455-4822

_____________________________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01
Entry Into a Material Definitive Agreement

Ceed2Med, LLC

On January 22, 2021, we entered into a Settlement and Release Agreement (the “Agreement”) with Ceed2Med, LLC (“C2M”), a former affiliate of the company. Over the course of 2018-2019 we had entered into a series of agreements for product and funding with C2M in connection with our seed-to-sale strategy for our hemp-derived CBD business, to secure farming rights and expertise, and to secure product, distribution and funding. We previously issued 10,000 shares of our Series E Preferred Stock convertible into 6,250,000 shares of common stock to C2M. Pursuant to the Agreement, C2M will permit us to transfer all outstanding shares of Series E Preferred stock to settle various third-party claims and obligations, avoiding dilution in furtherance of our ongoing restructuring efforts. Under the Agreement, all existing agreements, obligations and claims have been cancelled and rescinded, we exchanged full mutual releases and we will receive a cash payment of $200,000 on or before February 5, 2021.

The foregoing description is a summary of the material terms of the Agreement, which is filed herewith as Exhibit 10.1. The Agreement contains additional terms, covenants, and conditions and should be reviewed in its entirety for additional information

Dr. Krassen Dimitrov, Digital Diagnostics, Inc., and KD Innovation Ltd.

On January 22, 2021, we settled all outstanding claims and obligations to Dr. Krassen Dimitrov, a former director, Digital Diagnostics, Inc., and KD Innovation Ltd. as previously described under Item 13. Certain Relationships and Related Transactions, and Director Independence in our Annual Report on Form 10K for the fiscal year ended December 31, 2020. Previously, we had recorded an obligation on our balance sheet of $575,000 for claims asserted against us. The terms of the settlement are confidential, other than no cash was paid in connection with the settlement. As a result, we expect to eliminate $575,000 of indebtedness from our financial statements during the quarter ended March 31, 2021.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02
Unregistered Sales of Equity Securities

On January 22, 2021, our board of directors authorized the issuance of up to approximately 25,000,000 shares common stock in settlement of approximately $1,250,000 in outstanding liabilities and accounts payable owed to 11 persons. Such amount and number of shares is inclusive of a payment to C2M and under the Krassen Settlement described in Item 1.01 above.

On January 22, 2021, our board of directors approved private offers to be made through January 31, 2021, subject to extension, to holders of our Series A, Series B-1 and Series B-2 preferred stock with inducements to voluntarily convert preferred shares into our common stock with full general releases of all claims against the company. Holders of Series A Preferred Stock may exchange their shares at a conversion price of $0.025 per share. Holders of our Series B-1 and Series B-2 Preferred Stock may exchange their shares at a conversion price equal to .25 shares of common stock for each share of preferred stock exchanged. There were 323,019 shares of Series A, 1,650,000 shares of Series B-1 and 7,516,000 shares of Series B-2 preferred stock outstanding as of September 30, 2020. Outstanding shares of Series B-1 and Series B-2 convertible stock were convertible into 206,250 shares of common stock and 939,500 shares of common stock, respectively, as of December 31, 2019 at the original conversion rate of .125 shares of common stock for each share of preferred stock.

We agreed to permit transfer of Series E Preferred Stock and conversion into 6,250,000 shares of common stock ($1.60 per share) and issue 8,000,000 shares of our restricted common stock in connection with the settlement with C2M as described in Item 1.01 above.

The foregoing issuances do not involve any public offering and are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers

Appointment of Larry Wert as Executive Chairman

On January 22, 2021, Larry Wert was appointed to the position of Executive Chairman of our Board of Directors.  Mr. Wert has served as a member of our Board of Directors since April 29, 2020. Mr. Wert has over 40 years in broadcasting. He served as the President of Broadcast Media for Tribune Media Company from 2013 ( post bankruptcy ) through September of 2019 ( $4.8 billion sale to NEXSTAR Media.)  He was responsible for overseeing the strategy and day-to-day activities of Tribune Media Company’s forty-two owned or operated television stations, their related websites, digital properties and helped navigate TRCO M&A.  Wert previously served on the NAB TV Board of Directors, Fox Board and the CBS Board of Governors.  Prior to his time at Tribune Media, Mr. Wert served from 1998 until 2013 as the President and General Manager of WMAQ-TV, and other leadership roles at NBC Universal.  Mr. Wert started his career at Leo Burnett Advertising in Chicago in 1978, and moved on to television sales with ABC TV.  In 1989, Mr. Wert shifted to radio as president and general manager of WLUP-97.9 FM and AM 1000 in Chicago, better known as “The Loop.” In 1996, he was named president of Evergreen Media. When it merged with Chancellor Broadcasting he became senior vice president of Chancellor, which was sold to Clear Channel in 1999 for $4.4 billion.  Wert now serves on a variety of boards, and advisory roles in liquor, home healthcare, gaming, original content and other technology.

Strategic Alternatives Committee

On January 22, 2021, our Board of Directors formed a Strategic Alternatives Committee, for the purpose of evaluating potential acquisitions, mergers, and other strategic business combinations for the company. The new committee consists of Directors Larry Wert and Julian Pittam, with Mr. Wert serving as its chairman.

Issuance of Stock Options to Key Executives and Directors

On January 22, 2021, our Board of Directors approved the issuance of two-year options to purchase common stock. All such options may be exercised on a cash or cashless basis at any time prior to the company entering into an acquisition with a minimum value of $5,000,000 and shall be automatically exercised on a cashless “net exercise” basis immediately prior to closing of such acquisition. In addition, options issued to Mr. Alberttis are subject to further vesting conditions which require he continue to be employed at the time of any acquisition in excess of $5,000,000 (50%) provided he agrees to a separation agreement in which he voluntarily resigns from all positions with the company and executes a release with confidentiality and non-disparagement provisions, and additionally if no acquisition is closed on or prior to the due date for the company’s annual report on Form 10K for the fiscal year ended December 31, 2021 he shall have timely filed and executed all certifications required for such filing (50%). Options issued to Mr. Johnson vest 50% on the date of issuance and 50% upon closing of an acquisition with a value of $5,000,000 provided he agrees to a separation agreement in which he voluntarily resigns from all positions with the company and executes a release with confidentiality and non-disparagement provisions.

Larry Wert	Director, Executive Chairman, Strategic Advisory Committee Chair	Options to purchase 3,500,000 shares of common stock at $0.025 per share
Julian Pittam	Director, Strategic Advisory Committee	Options to purchase 1,500,000 shares of common stock at $0.025 per share
Daniel Alberttis	COO	Options to purchase 2,500,000 shares of common stock at $0.025 per share, subject to vesting
Andrew Johnson	Chief Strategy Officer	Options to purchase 3,500,000 shares of common stock at $0.025 per share

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As more fully described in Item 1.01 and Item 3.02 above, upon conversion of our Series A, Series B-1, Series B-2 and 18 shares of our Series D Preferred Stock expected to be converted we expect to file a Certificate of Cancellation with the Secretary of State of the State of Nevada eliminating such series from our authorized series of preferred stock.

On January 22, 2021, our Board of Directors authorized a possible reverse split of our common stock at a ratio of between 1 share for every 40 shares held and 1 share for every 50 shares held, to be determined in the further discretion of the Board. The reverse split is subject to approval by our shareholders unless the number of authorized shares of our capital stock is reduced proportionately in accordance with Nevada law, and may be authorized, if at all, in connection with a recapitalization required in connection with an acquisition or similar event. The timing of shareholder approval, whether the reverse split will ultimately be approved by our shareholders, and the ratio is currently unknown.

Item 7.01
Regulation FD Disclosure.

On January 25, 2021, we released the press release furnished herewith as Exhibit 99.1. The Company also reiterated that it is exploring strategic alternatives which could include one or more mergers or acquisitions in related or unrelated businesses, asset disposals, and refinancings.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01
Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement and Release Agreement with Ceed2Med, LLC(1)
10.2	Agreement (redacted) with Dr. Krassen Dimitrov, Digital Diagnostics, Inc. and KD Innovation, Ltd. (2)
99.1	Press Release dated January 25, 2021

(1)
This Exhibit will be filed as an Exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(2)
Portions of this Exhibit have been redacted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.
Date: January 27, 2021	By: /s/ Alvaro Daniel Alberttis Alvaro Daniel Alberttis Principal Executive Officer